Exhibit 99.4


                      LEXINGTON CORPORATE PROPERTIES TRUST
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                         COMPENSATION COMMITTEE CHARTER


Purpose

               The Compensation Committee (the "Committee") of the Board of Trustees (the "Board") of Lexington Corporate Properties Trust (the "Trust") is appointed by the Board to discharge the Board's responsibilities relating to compensation of the Trust's officers. The Committee has overall responsibility for approving and evaluating the officer compensation plans, policies and programs of the Trust.

               The Committee is also responsible for producing and annual report on executive compensation for inclusion in the Trust's annual proxy statement.

Committee Membership

               The Committee shall consist of no fewer than two members, or a higher number if so required by the listing standards of the New York Stock Exchange (the "NYSE Listing Standards"), the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC Rules") or any other applicable laws, rules or regulations. The members of the Committee shall each meet the independence requirements to the extent required and as set forth in the NYSE Listing Standards, the SEC Rules and any other applicable laws, rules or regulations.

               The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Committee members may be removed and replaced by, and in the sole discretion of, the Board. The Board shall designate one member of the Committee to serve as the chairperson of the Committee.

Committee Operating Procedures

               The Committee shall hold a regular meeting once per quarter, and such additional meetings as the Committee members deem necessary or appropriate. The Committee shall report to the Board following all regular meetings and at such other times as the Committee members deem necessary or appropriate. The Secretary or an Assistant Secretary of the Trust, or a designee thereof, or another person designated by the Committee acting in coordination with the Secretary of the Trust, shall record minutes of all Committee meetings, and such minutes shall be maintained with the books and records of the Trust.

               The Committee shall fix such additional rules or procedures for the conduct of its business pursuant to this Charter as the Committee members deem necessary or appropriate. Any such additional rules or procedures shall be consistent with the Declaration of Trust and By-Laws of the Trust and this Charter, in each case as in effect from time to time, and shall be filed with this Charter in the books and records of the Trust.


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               The Committee may form and delegate authority to subcommittees when and as the Committee deems necessary and appropriate, except as may be otherwise provided by this Charter.

Committee Authority and Responsibilities

       1. The Committee shall annually review and approve corporate goals and objectives relevant to compensation of the chief executive officer(s) of the Trust (the "CEO"), evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider the Trust's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

       2. The Committee shall annually review and approve (subject to shareholder approval, if required) or recommend that the Board approve all plans or policies of the Trust regarding the compensation of officers and other key employees, including incentive-compensation plans and equity-based plans (the "Compensation Plans").

       3. The Committee shall annually review and approve, for the CEO and the senior executives of the Trust, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) any long-term incentive opportunity level, (d) any employment agreements, severance arrangements and change-of-control agreements/provisions, and (e) any special or supplemental benefits.

       4. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance in a manner consistent with any guidelines established by the Nominating and Governance Committee.

       5. The Committee shall have the authority to engage independent counsel and other advisors, as the Committee members deem necessary and appropriate to carry out the Committee's duties under this Charter.

       6. The Committee shall have authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or senior executive compensation and shall have authority to approve the consultant's fees and other retention terms. The Committee shall also have authority to request that any trustee, officer or employee of the Trust, the Trust's outside counsel or the public accounting firm employed by the Trust attend any meeting of the Committee.

       7. The Committee have such additional authority, duties and responsibilities as may be granted or assigned to the Committee by the Board from time to time or as may be designated in any documents governing the Compensation Plans.


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